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                                                                   Exhibit 4.3

                          CONSENT OF APPOINTED ACTUARIES

We consent to the inclusion in this Registration Statement on Form F-80 (the "Registration Statement") of Industrial Alliance Insurance and Financial Services Inc. (the "Company") of our report dated February 3, 2005, relating to our valuation of the policy liabilities of the Company for its consolidated balance sheets as at December 31, 2004 and 2003 and the variation in the policy liabilities in its consolidated statements of income for the years then ended, appearing in the Company's Annual Report for the year ended December 31, 2004.

/s/ Michel Sanschagrin                            /s/ Denis Ricard
Michel Sanschagrin                                Denis Ricard
Fellow of the Canadian Institute of Actuaries     Fellow of the Canadian Institute of Actuaries
(for the year ended December 31, 2003)            (for the year ended December 31, 2004)

Quebec, November 18, 2005